UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
DTE Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
DTE ENERGY COMPANY
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 3, 2018
8:00 a.m. (EDT)

Four Seasons Resort Palm Beach
2800 South Ocean Boulevard
Palm Beach, FL 33480

Important Notice Regarding the Availability of Proxy Materials for the
DTE Energy Company Annual Meeting of Shareholders to be Held on May 3, 2018 (“Notice”)
This Notice is hereby given that the Annual Meeting of Shareholders of DTE Energy Company will be held at the Four Seasons Resort Palm Beach, 2800 South Ocean Boulevard, Palm Beach, FL 33480 on Thursday, May 3, 2018 at 8:00 a.m. (EDT).
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Company’s 2018 proxy statement and Annual Report on Form 10-K are available to view at www.proxydocs.com/dte.
If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please see the reverse side of this notice on how to receive a paper copy.
Admission
All shareholders must pre-register in order to attend DTE Energy Company’s Annual Meeting of Shareholders. Please contact DTE Energy Shareholder Services by e-mail at shareowner@dteenergy.com or by telephone at (313) 235-4200 and provide your name, address, telephone number and your request to attend. DTE Energy will respond to all pre-registration requests and will maintain a list of verified shareholders at the admission desk for the meeting. In addition to ownership confirmation, you must also present government-issued photo identification showing your name, address and signature for admission. No guests will be permitted. Annual meeting pre-registration requests must be received by the end of business on Thursday, April 26, 2018. Seating and parking are limited and admission is on a first-come basis.
Matters to be acted upon at the meeting are listed below:
The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4, and AGAINST Proposals 5 and 6.
Proposal 1: Elect twelve members of the Board of Directors for one year terms ending in 2019;

01	Gerard M. Anderson	05	Gail J. McGovern	09	Josue Robles, Jr.
02	David A. Brandon	06	Mark A. Murray	10	Ruth G. Shaw
03	W. Frank Fountain, Jr.	07	James B. Nicholson	11	David A. Thomas
04	Charles G. McClure, Jr.	08	Charles W. Pryor, Jr.	12	James H. Vandenberghe

Proposal 2: Ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors.
Proposal 3: Provide a nonbinding vote to approve the Company’s executive compensation.
Proposal 4: Approve an Amendment and Restatement of the DTE Energy Company Long-Term Incentive Plan.
Proposal 5: Vote on a shareholder proposal to commission an independent economic analysis of the potential cost impact to the company and shareholders of closing Fermi 2.
Proposal 6: Vote on a shareholder proposal to amend DTE bylaws to give holders in the aggregate of 10% of outstanding common stock the power to call a special shareowner meeting.
Shareholders may vote on any other matter that properly comes before the meeting.

THIS IS NOT A FORM FOR VOTING
You may immediately vote your proxy on the Internet at:
www.proxypush.com/dte
Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 2, 2018. For DTE Energy Savings Plan participants, Internet and telephone voting are available through 11:59 p.m. (EDT) on April 30, 2018.
•Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.
Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

:	Internet/Mobile - Access the Internet and go to www.investorelections.com/dte. Follow the instructions to log in, and order copies.

(	Telephone - Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

*	E-Mail - Send us an e-mail at paper@investorelections.com with “DTE Materials Request” in the subject line.
The e-mail must include:

•	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an e-mail with links to the electronic materials.

•	If you choose e-mail delivery you must include the e-mail address.

•
If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the e-mail.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 19, 2018.
If you do not make this request, you will not receive a paper copy.

Important Information about the Notice of Proxy Materials
This notice regarding the online availability of proxy materials (Notice) is provided to certain shareholders in place of the printed materials for the upcoming Annual Meeting of Shareholders.
In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This will help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the annual shareholder meeting, proposals to be considered at the meeting and the Internet site where the proxy materials may be found.